SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                   FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 11, 2003




                          FIRST SECURITY BANCORP, INC.
               (Exact Name of Registrant as Specified in Charter)

        Kentucky                       000-49781                 61-1364206
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
  of Incorporation)                                          Identification No.)

 318 East Main Street, Lexington, Kentucky                          40507
 (Address of Principal Executive Offices)                         (Zip Code)

 Registrant's telephone number, including area code: (859) 367-3700


                                 Not Applicable
--------------------------------                  ---------------
          (Former Name or Former Address, if Changed Since Last Report)


Item 5.  Other Events

       (c)  Exhibits.

          The exhibit listed on the Exhibit Index of this Form 8-K is filed as a part of this Report.


                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          FIRST SECURITY BANCORP, INC.


Date: July 11, 2003                      /s/ John S. Shropshire
                                           ----------------------
                                               John S. Shropshire
                                               President and
                                               Chief Executive Officer
                                               (Principal Executive Officer)

Date: July 11, 2003                      /s/ John G. Sullivan
                                           ------------------------
                                               John G. Sullivan
                                               Executive Vice-President and
                                               Chief Financial Officer
                                               (Principal Financial and
                                               Accounting Officer)


                                    EXHIBITS

         Registrant's July 11,2003 Press Release to the Herald-Leader

                                                                  EXHIBIT


July 11, 2003

NEWS RELEASE to Lexington Herald-Leader
By John S. Shropshire, Chairman, President & CEO

Len Aldridge, a member of the Board Executive Committee, announced today that First Security Bank of Lexington has accepted the resignation of John S. Shropshire as President and CEO. Shropshire's resignation is effective September 1, 2003, although he will resign immediately as Chairman of the Board of both First Security Bank and First Security Bancorp, Inc. so that a replacement can be selected. He has agreed to remain a Director until September 1st and assist in the recruitment and selection of his successor.

"Earlier this year, John told the Executive Committee he was ready to move on to the next phase of his career. We're happy to see things are unfolding the way he wants. We wish him every success and appreciate all he has done for the bank", said Mr. Aldridge.

Mr. Shropshire has been with First Security for 3 1/2 years. During his tenure the Bank increased its assets from $104 million to $230 million, while its staff grew from 30 to 62 employees. The Bank also purchased and renovated the site at 318 East Main Street, which became its new main office, and opened new branches on Tates Creek Road and in Palomar Shopping Centre. First Security also purchased the assets of a mortgage company, and raised $7.3 million in a new capital offering.

"I've really enjpoyed my time here at First Security. We have refined and developed an outstanding management team that has vision, enormous talent and, most importantly, huge respect for one another. The Bank is well positioned to take advantage of the healthy econmomy in Lexington. I'm proud of our successes at First Security and am excited about my future. After taking some time off, I will be forming a partnership with a former colleague who has a thriving business providing specialized lending services for clients throughout the United States", said Mr. Shropshire.

"In recent years, its been my desire to have my own business, and this opportunity has come at an ideal time. I appreciate the support of the Board and the Executive Committee in helping me make this transition, and I know I leave the Bank in excellent hands", he added.